FOR IMMEDIATE RELEASE

ICAHN ENTERPRISES HOLDINGS’ TENDER OFFER FOR
OSHKOSH CORPORATION EXPIRES

New York, New York, December 4, 2012 – Icahn Enterprises Holdings LP today announced that its tender offer for Oshkosh Corporation (NYSE: OSK) at $32.50 per share, expired at 12:00 midnight, New York City time, on December 3, 2012.  Approximately 22% of the shares were tendered.  No shares were purchased, and all shares previously tendered and not withdrawn will be promptly returned.

Mr. Icahn stated:  “We have said in a number of communications to shareholders since the outset of this tender offer that we would not extend our offer unless at least 25% of the outstanding shares are tendered in the offer.  Therefore, we are returning all tendered shares and we will not extend the offer.”

Attached hereto is the tally of the depositary to the offer showing shares tendered as of the expiration date of the offer.

Program: CG3101R54/CG3101P5-T                  COLSTAR - TENDER/ELECTION REGISTER REPORT                                                                       Page: 1
Run Date: 12/03/2012                                                       YOSH1** LIVE                                  OSH: OSHKOSH CORPORATION** LIVE                           CBSULLIL
Run Time: 17:25:32
Batch:               1                  Thru Batch:                      79999                                     ELECTION TYPE:
===============================================================================================================================

	ACCOUNT			CERTIFICATE		ELECTION	TENDERED	TENDERED	TOTAL
BATCH ITEM	NUMBER	ALPHA	PART # & NAME	SEQ# PREFIX	NUMBER	CODE SUB	CERT	BOOK	TENDERED

		*ELECTION TOTAL			RECORDS:	317	4,335	20,318,284	20,322,619
		***REPORT TOTAL			RECORDS:	317	4,335	20,318,284	20,322,619

			* * * END OF REPORT * * *

NOTICE TO INVESTORS
-------------------

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, WILLIAM M. LASKY, JOSÉ MARIA ALAPONT, WILLIAM A. LEIDESDORF, DANIEL A. NINIVAGGI, MARC F. GUSTAFSON, JAMES COWAN, JAMES L. NELSON, JACK G. WASSERMAN, A.B. KRONGARD, KEITH COZZA, SUNGHWAN CHO, HUNTER GARY, ICAHN VEHICLES SUB LLC, HIGH RIVER LIMITED PARTNERSHIP, HOPPER INVESTMENTS LLC, BARBERRY CORP., ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II L.P., ICAHN PARTNERS MASTER FUND III L.P., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF OSHKOSH CORPORATION FOR USE AT ITS 2013 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.  WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF OSHKOSH CORPORATION AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.  INFORMATION RELATING TO THE PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT FILED BY MR. ICAHN AND CERTAIN OF HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 28, 2012.

THIS FILING IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES.  THE OFFER TO BUY SHARES OF OSHKOSH CORPORATION (THE "COMPANY") COMMON STOCK WAS MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT IEP VEHICLES SUB LLC, ("OFFEROR"), AN INDIRECTLY WHOLLY OWNED SUBSIDIARY OF ICAHN ENTERPRISES HOLDINGS LP, AS CO-BIDDER, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON OCTOBER 17, 2012.  ON OCTOBER 17, 2012, THE OFFEROR AND CO-BIDDER ALSO FILED A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC RELATING TO THE OFFER. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) CONTAIN, AND THE SOLICITATION/RECOMMENDATION STATEMENT FILED BY THE COMPANY WITH THE SEC ON OCTOBER 26, 2012, CONTAINS, IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. THE TENDER OFFER MATERIALS WERE SENT FREE OF CHARGE TO ALL STOCKHOLDERS OF THE COMPANY ON OR ABOUT OCTOBER 17, 2012. ALL OF THESE MATERIALS (AND ALL OTHER MATERIALS FILED BY THE OFFEROR OR THE COMPANY WITH THE SEC) ARE AVAILABLE AT NO CHARGE FROM THE SEC THROUGH ITS WEBSITE AT WWW.SEC.GOV.  INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE DOCUMENTS FILED WITH THE SEC BY DIRECTING A REQUEST TO D.F. KING & CO., INC. BY MAIL TO 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005, OR BY CALLING TOLL-FREE (800) 347-4750 OR (212) 269-5550.

Contact: Susan Gordon (212) 702-4309